    As filed with the Securities and Exchange Commission on August 21, 1997

                                                REGISTRATION NO. 333-
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--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C. 20549

                                       --------

                                       FORM S-8

                            REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933

                                       --------

                           GENZYME TRANSGENICS CORPORATION
                (Exact name of registrant as specified in its charter)

         Massachusetts                           04-3186494
(State or other jurisdiction                (I.R.S. Employer
    of incorporation)                       Identification No.)

                  Five Mountain Road, Framingham, Massachusetts 01701
                       (Address of Principal Executive Offices)


                                       --------

                            HENRI A. TERMEER STOCK OPTIONS
                               (Full title of the plan)

                                  JAMES A. GERAGHTY
                        President and Chief Executive Officer
                           Genzyme Transgenics Corporation
                                  Five Mountain Road
                           Framingham, Massachusetts 01701
                                    (508) 872-8400
              (Name, address and telephone number of agent for service)

                                   with copies to:

                             LYNNETTE C. FALLON, ESQUIRE
                                  Palmer & Dodge LLP
                                  One Beacon Street
                             Boston, Massachusetts 02108
                                    (617) 573-0100

                                       --------

                           CALCULATION OF REGISTRATION FEE

                                                                          Proposed        Proposed maximum
Title of each class of securities to                  Amount to be    maximum offering   aggregate offering       Amount of
be registered                                          registered      price per share          price          registration fee
------------------------------------                  ------------    ----------------   ------------------    ----------------
Common Stock, $0.01 par value                        3,000 shares(1)        $7.25             $21,750                $6.59
Common Stock, $0.01 par value                       10,000 shares(1)       $3.625             $36,250               $10.99

-----------------
(1) Shares issuable under options granted to Henri A. Termeer, a director of the Company, on May 28, 1997 and May 19, 1995, respectively.

                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

    The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 1996.

    (b) All other reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above.

    (c) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A (File No. 0-21794) filed on May 19, 1993, including any amendment or report filed for the purpose of updating such description.

    (d) The Registrant's definitive proxy statement or information statement, if any, filed pursuant to Section 14 of the Exchange Act in connection with the latest annual meeting of its stockholders, and any definitive proxy or information statements so filed in connection with any subsequent special meetings of its stockholders.

    (e) Information as to stock options, including the amount outstanding, exercises, prices and expiration dates, included in the Registrant's definitive proxy statement, described in (d) above and which will be included in the future either in the Registrant's proxy statements, annual reports or appendices to the prospectus.

    All documents filed after the date of this Registration Statement by the Registrant pursuant to Sections 13(a), 13(d), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities.

    Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

    The validity of the Common Stock offered hereby will be passed upon for the Company by Palmer & Dodge LLP, Boston, Massachusetts. Lynnette C. Fallon, the Assistant Clerk of the Company, is a partner of Palmer & Dodge LLP.

Item 6. Indemnification of Directors and Officers.

    Section 67 of chapter 156B of the Massachusetts Business Corporation Law grants the Registrant the power to indemnify any director, officer, employee or agent to whatever extent permitted by the Registrant's Restated Articles of Organization, By-laws or a vote adopted by the holders of a majority of the shares entitled to vote thereon, unless the proposed indemnitee has been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her actions were in the best interests of the corporation or, to the extent that the matter for which indemnification is sought relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification may include payment by the Registrant of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under the statute.

    Article VI of the Registrant's By-laws provides that the Registrant shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he or she may become involved by reason of his or her serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he or she is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his or her own conduct). Such indemnification shall include payment by the Registrant of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he or she shall be adjudicated to be not entitled to indemnification under
Article VI, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

    The indemnification provided for in Article VI is a contract right inuring to the benefit of the directors, officers and others entitled to indemnification. In addition, the indemnification is expressly not exclusive of any other rights to which such director, officer or other person may be entitled by contract or otherwise under law, and inures to the benefit of the heirs, executors and administrators of such a person.

    The Registrant also has in place agreements with certain officers and directors which affirm the Registrant's obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions which expand the protection afforded by the Registrant's By-laws.

    Section 13(b)(1-1/2) of chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may, in its articles of organization, eliminate a director's personal liability to the corporation and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions and loans to insiders and (iv) transactions from which the director derived an improper personal benefit. Section 6.5 of the Registrant's Restated Articles of Organization provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exculpation is not permitted under the Massachusetts Business Corporation Law as in effect when such liability is determined.


Item 7. Exemption from Registration Claimed.

    Not Applicable.

Item 8. Exhibits.

    The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 21 day of August, 1997.



                             GENZYME TRANSGENICS CORPORATION
                             (Registrant)



                             By:   /s/ James A. Geraghty
                                  -------------------------------------
                                  James A. Geraghty,
                                  President and Chief Executive Officer

                                  POWER OF ATTORNEY

    We, the undersigned officers and directors of Genzyme Transgenics Corporation, hereby severally constitute and appoint James A. Geraghty, John B. Green, Gary Cohen and Lynnette C. Fallon, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities stated and on this 21 day of August, 1997:


Signature                               Capacity                                Date

/s/ James A. Geraghty       President, Chief Executive Officer             August 21, 1997
----------------------      (Principal Executive Officer) and Director
James A. Geraghty


/s/ John B. Green           Vice President and Chief Financial Officer     August 21, 1997
----------------------      (Principal Financial Officer and Principal
John B. Green               Accounting Officer)


/s/ Henri A. Termeer        Chairman of the Board and Director             August 21, 1997
----------------------
Henri A. Termeer


/s/ Robert W. Baldridge     Vice Chairman of the Board and Director        August 21, 1997
----------------------
Robert W. Baldridge


/s/ Henry E. Blair          Director                                       August 21, 1997
----------------------
Henry E. Blair


                            Director
----------------------
Alan E. Smith


/s/ Alan W. Tuck            Director                                       August 21, 1997
----------------------
Alan W. Tuck


/s/ Francis J. Bullock      Director                                       August 21, 1997
----------------------
Francis J. Bullock

                                    EXHIBIT INDEX


Exhibit                                                                   Page


Exhibit                                                                   Page
Number    Description                                                   Number
-------   ----------------------------------------------------------    ------
4.1       Restated Articles of Organization of Genzyme Transgenics           *
          Corporation, as amended. Filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 (Commission File No. 0-21794) and incorporated herein by reference.

4.2       Articles of Amendment of Genzyme Transgenics Corporation           *
          filed with the Secretary of the Commonwealth of Massachusetts on June 26, 1997. Filed as Exhibit __ to the Registrant's
          Quarterly Report on Form 10-Q for the quarter ended June 30,
          1997 (Commission File No. 0-21794) and incorporated herein by reference.

4.3       By-laws of Genzyme Transgenics Corporation, as amended.            *
          Filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 33-62782) and incorporated herein by reference.

5         Opinion of Palmer & Dodge LLP as to the legality of the            9
          securities registered hereunder.

23.1      Consent of Coopers & Lybrand L.L.P., independent accountants.     10

23.2      Consent of Palmer & Dodge LLP (contained in Opinion of             9
          Palmer & Dodge LLP filed as Exhibit 5).

24        Power of Attorney (set forth on the signature page to this         7
          Registration Statement).